Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

Pharmasset, Inc.

at

$137 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 6, 2011

by

Royal Merger Sub Inc.

and

Royal Merger Sub II Inc.,

Each, a wholly-owned subsidiary of

Gilead Sciences, Inc.,

and

Gilead Sciences, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 12, 2012 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME ON JANUARY 11, 2012), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE OFFERORS.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Gilead Sciences, Inc., a Delaware corporation (“Gilead”), Royal Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Gilead (“Merger Sub”), and Royal Merger Sub II Inc., a Delaware corporation and indirect wholly-owned subsidiary of Gilead (“Merger Sub II” and, together with Gilead and Merger Sub, the “Offerors”), to purchase all outstanding shares of common stock, par value $0.001 (“Shares”), of Pharmasset, Inc., a Delaware corporation (“Pharmasset”), at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) as described in the Offer to Purchase dated December 6, 2011 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates for Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) prior to the expiration time of the Offer, the procedure for delivery by book-entry transfer cannot be completed prior to the expiration time of the Offer, or time will not permit all required documents to reach the Depositary prior to the expiration time of the Offer. The Shares will be purchased by Merger Sub or Merger Sub II, at the election of Gilead prior to the date and time at which Shares are first accepted for payment in the Offer (the purchasing entity being referred to as “Purchaser”).

Such form may be delivered by hand, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

BNY MELLON SHAREOWNER SERVICES

By Registered or Certified Mail: BNY Mellon Shareowner Services Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626 Confirm Facsimile by Telephone: (201) 680-4860 (For Confirmation Only)	By Overnight Courier: BNY Mellon Shareowner Services Corporate Action Department 27th Floor 480 Washington Blvd. Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, a Delaware corporation and wholly-owned subsidiary of Gilead, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 6, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

Date:

Name(s) of Record Owner(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Area Code and Telephone Number:

Signature(s):

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GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Global Select Market trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the NASDAQ Global Select Market is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Pharmasset Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:
Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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